Exhibit 10.35

FIFTH AMENDMENT

TO THE

FIFTH THIRD BANCORP NONQUALIFIED DEFERRED COMPENSATION PLAN

(January 1, 2013 Restatement)

WHEREAS, Fifth Third Bancorp (“Fifth Third”) sponsors and maintains the Fifth Third Bancorp Nonqualified Deferred Compensation Plan, as amended and restated effective January 1, 2013, as subsequently amended (“Plan”);

WHEREAS, Fifth Third desires to amend the Plan to exclude MB Financial employees from participation in the Plan; and

WHEREAS, pursuant to Plan section 15.1, Fifth Third reserved the right to amend the Plan at any time, and delegated authority to the Fifth Third Bank Pension, 401(k) and Medical Plan Committee and its Chairman to amend the Plan.

NOW, THEREFORE, effective as of January 1, 2019, the Plan is hereby amended in the following respects:

1. Section 3.1 of the Plan is amended to add the following paragraph at the end:

“Notwithstanding the foregoing, an “MB Financial Employee” shall not be eligible to participate in the Plan. An MB Financial Employee means an individual who is either (i) paid through the payroll system maintained by Ceridian HCM Holding Inc. or its affiliates (“Ceridian Payroll”) or (ii) an individual who, immediately prior to the closing of the Agreement and Plan of Merger by and among MB Financial, Inc., Fifth Third Bancorp and Fifth Third Financial Corporation, dated as of May 20, 2018 (the “MB Merger”) was employed by MB Financial, Inc. (“MB Financial”) or its affiliates (determined in the same manner as an Affiliate, but with respect to MB Financial) (the “MB Affiliates”); provided, however, that any person who is terminated on or after the MB Merger and then is subsequently reemployed by an Employer shall not be an MB Financial Employee unless paid through the Ceridian Payroll.”

2. Except as otherwise amended herein, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, Fifth Third has caused this amendment to be executed by its duly authorized representative this 20th day of December 2018.

FIFTH THIRD BANCORP

By:	/s/ Robert P. Shaffer
Chairperson for the Fifth Third Bank Pension, 401(k) and Medical Plan Committee